UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

July 11, 2017

Date of Report (Date of earliest event reported)

THE RUBICON PROJECT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor

Los Angeles, CA 90094

(Address of principal executive offices, including zip code)

(310) 207-0272

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2017, The Rubicon Project, Inc. (“Rubicon Project” or the “Company”) entered into an Agreement and Plan of Merger with nToggle, Inc. (“nToggle”), Caviar Acquisition Corp., a wholly owned subsidiary of Rubicon Project (“Merger Sub”), Shareholder Representative Services LLC, solely in its capacity as the initial Holder Representative thereunder, and certain persons delivering joinder agreements therewith. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into nToggle, with nToggle surviving as a wholly owned subsidiary of the Company. On July 14, 2017, the parties consummated the transactions (the “Merger Transactions”) contemplated by the Merger Agreement and nToggle became a wholly owned subsidiary of the Company.

In connection with consummating the Merger Transaction, at the closing, Rubicon Project paid aggregate cash consideration of $38.5 million, $3.4 million of which was deposited into an escrow account to cover a post-closing working capital adjustment and indemnification obligations of the nToggle securityholders. In addition, Rubicon Project assumed all outstanding unvested in-the-money options and certain shares of restricted stock held by continuing employees, and issued an aggregate of 174,117 restricted stock units to the continuing employees under the Rubicon Project 2014 Inducement Grant Equity Incentive Plan.

The board of directors of Rubicon Project approved and adopted the Merger Agreement. The Merger Agreement was not subject to approval by the stockholders of Rubicon Project.

The foregoing summary of the Merger Agreement and the Merger Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

The Merger Agreement has been incorporated herein by reference, and the above description has been included, to provide investors and security holders with information regarding the terms of the Merger Agreement and Merger Transactions. They are not intended to provide any other factual information about Rubicon Project, nToggle or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants, or any description thereof, may not reflect the actual state of facts or condition of Rubicon Project, nToggle, Merger Sub or any of their respective subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Rubicon Project. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Rubicon Project and its subsidiaries that Rubicon Project includes in reports, statements and other filings they make with the U.S. Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On July 17, 2017, the Company issued a press release announcing the entry into the Merger Agreement and the consummation of the Merger Transactions. A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information furnished in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1932, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated July 11, 2017, by and among The Rubicon Project, Inc., Caviar Acquisition Corp., nToggle, Inc., Shareholder Representative Services LLC, solely in its capacity as the initial Holder Representative thereunder, and certain persons delivering joinder agreements therewith.*

99.1	Press Release dated July 17, 2017

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rubicon Project hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date: July 17, 2017	By:	/s/ Jonathan Feldman
Jonathan Feldman
Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated July 11, 2017, by and among The Rubicon Project, Inc., Caviar Acquisition Corp., nToggle, Inc., Shareholder Representative Services LLC, solely in its capacity as the initial Holder Representative thereunder, and certain persons delivering joinder agreements therewith.*

99.1	Press Release dated July 17, 2017

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rubicon Project hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.